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                                                                     EXHIBIT 5.1

                                                                PERKINS COIE LLP
                                                   1201 Third Avenue, Suite 4800
                                                          Seattle, WA 98101-3099
                                                              PHONE:206-583-8888
                                                               FAX: 206-583-8500
                                                             www.perkinscoie.com


April 22, 2005

Quinton Cardiology Systems, Inc.
3303 Monte Villa Parkway
Bothell, WA 98021

RE:   REGISTRATION STATEMENT ON FORM S-8 OF SHARES COMMON STOCK,
      PAR VALUE $0.001 PER SHARE, OF QUINTON CARDIOLOGY SYSTEMS, INC.

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to up to 160,000 shares of common stock, par value $0.001 per share (the "Shares"), 25,000 shares of which may be issued pursuant to the Stock Option Grant Notice and Stock Option Agreement between Quinton Cardiology Systems, Inc. and Allan Criss, dated as of March 10, 2004; 75,000 shares of which may be issued pursuant to the Stock Option Grant Notice and Stock Option Agreement between Quinton Cardiology Systems, Inc. and Atul Jhalani, dated as of October 23, 2003; and 60,000 shares of which may be issued pursuant to the Stock Option Grant Notice and Stock Option Agreement between Quinton Cardiology Systems, Inc. and Feroze Motafram, dated as of July 23, 2003, (together, the "Plans").

We have examined the Registration Statement and such documents and records of Quinton Cardiology Systems, Inc. as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plans have been duly authorized and that, upon the due execution by Quinton Cardiology Systems, Inc. of any certificates representing the Shares, the registration by its registrar of such Shares and the sale thereof by Quinton Cardiology Systems, Inc. in accordance with the terms of the Plans, and the receipt of consideration therefor in accordance with the terms of the Plans, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Perkins Coie LLP